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                                                                  Exhibit 23(ii)


                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Lennar Corporation

We consent to the incorporation by reference in this Registration Statement of Lennar Corporation on Form S-3 to our reports dated January 16, 1997, appearing in the Annual Report on Form 10-K, as amended by Form 10- K/A dated September 26, 1997, of Lennar Corporation for the year ended November 30, 1996 and to the reference to our firm under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.




DELOITTE & TOUCHE LLP

Miami, Florida

February 2, 1998

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